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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 18, 2000


                          U.S. FRANCHISE SYSTEMS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


     State of Delaware            0-28908                    58-2190911
     -----------------          ------------             ---------------------
     (State or other            (Commission              (I.R.S. Employer
     jurisdiction               File Number)             Identification No.)
     of incorporation)


     13 Corporate Square, Suite 250, Atlanta, GA                   30329
     -------------------------------------------                -----------
     (Address of principal executive offices)                    (zip code)


       Registrant's telephone number, including area code: (404) 321-4045


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS

                  On September 18, 2000, U.S. Franchise Systems, Inc., a Delaware corporation (the "Company"), entered into an Acquisition Agreement (the "Acquisition Agreement") with SDI, Inc., a Nevada corporation ("SDI"), USFS Acquisition Co., a Delaware corporation (the "Offeror"), HSA Properties, Inc., a Delaware corporation ("HSA Properties"), and Meridian Associates, L.P., an Illinois limited partnership ("Meridian" and, together with SDI and HSA Properties, the "Investors"). The Acquisition Agreement is attached as Exhibit
2.1 and is incorporated herein by reference.

                  Pursuant to the Acquisition Agreement, the Offeror will commence a cash tender offer (the "Offer") to purchase all of the issued and outstanding shares of the Company's Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (collectively, the "Shares") (other than Shares owned by the Investors or their affiliates and approximately 870,000 Shares owned by Michael A. Leven (the Company's Chief Executive Officer) and his family) for $5.00 per Share, net to the seller in cash, without interest (the "Offer Price"), upon such terms and conditions as shall be set forth in the Offeror's Offer to Purchase and related Letter of Transmittal.

                  The obligation of the Offeror to accept for payment and pay for Shares tendered pursuant to the Offer will be subject to the satisfaction or waiver of certain conditions, including, among others, there being validly tendered and not withdrawn that number of Shares which, together with Shares owned by the Investors and their affiliates, would represent a majority of the Shares.

                  Following completion of the Offer and subject to the terms and conditions of the Acquisition Agreement, Offeror will merge (the "Merger") with and into the Company, and the Company will be the surviving corporation in the Merger. At the effective time of the Merger, each outstanding Share (other than shares held by the Offeror or shares qualifying as dissenting shares pursuant to the Delaware General Corporation law) will be converted into the right to receive an amount of cash equal to the Offer Price.

                  Consummation of the Merger will be subject to the satisfaction or waiver of certain conditions, including approval by the Company's shareholders of the Acquisition Agreement if required (which will not be the case if the Offeror shall have acquired at least 90 percent of the Shares) and certain other customary conditions.

                  At the effective time of the Merger, (A) outstanding options to purchase Shares will be converted into the right to receive cash in an amount equal to the product of (i) the Offer Price minus the per Share exercise price for such option and (ii) the number of shares subject to the option and (B) shares of "Restricted Stock" held by management and their transferees, all of which will become vested and will no longer be subject to forfeiture upon completion of the Offer, will be converted into the right to receive cash in the amount of the Offer Price.

                  Upon completion of the Merger, the Investors and/or their affiliates, together with Mr. Leven and members of his family, will own all of the outstanding Shares of the Company, which will no longer be publicly traded. Steven Romaniello (the Company's President and Chief Operating Officer) may also acquire Shares following the Merger


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pursuant to an employment agreement with the Company to become effective at the completion of the Merger.

                  The Acquisition Agreement also provides for the termination, by mutual consent of the parties thereto, of the previously announced Recapitalization Agreement pursuant to which the Company would have commenced a tender offer for a portion of its outstanding Shares and the Investors would have purchased newly issued convertible preferred stock and preferred stock of the Company for an aggregate of $75 million.

                  In connection with the transaction, various agreements were entered into, including the Hawthorn Termination Agreement, the Separation Agreement with Mr. Aronson, the Employment Agreement with Mr. Leven, the Employment Agreement with Mr. Romaniello, the Exchange Agreement, and the Aronson Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 99.1 and 99.2, and are incorporated herein by reference.

                  On September 19, 2000, the Company issued a press release announcing the execution of the Acquisition Agreement. The press release is attached Exhibit 99.3.

                  The foregoing description of the Offer, the Merger, and the related transactions and agreements does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and the other agreements attached as Exhibits.


Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

         (c)      See attached Exhibit Index.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   U.S. FRANCHISE SYSTEMS, INC.



Date:  September 20, 2000          By: /s/ Stephen D. Aronson
                                      ----------------------------------
                                      Stephen D. Aronson
                                      Vice President and General Counsel


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                                  EXHIBIT INDEX


   Exhibits                              Description of Exhibit
-------------                ---------------------------------------------------

    2.1 Acquisition Agreement, dated as of September 18, 2000, by and among U.S. Franchise Systems, Inc., SDI, Inc., USFS Acquisition Co., HSA Properties, Inc. and Meridian Associates, L.P.

   10.1 Hawthorn Termination Agreement, dated as of September 18, 2000, by and among U.S. Franchise Systems, Inc., Meridian Associates, L.P., HSA Properties, Inc., Michael A. Leven, and Neal K. Aronson.

   10.2 Separation Agreement, dated September 18, 2000, between U.S. Franchise Systems, Inc. and Neal K. Aronson.

   10.3 Employment Agreement, dated as of September 18, 2000, by and between U.S. Franchise Systems, Inc. and Michael A. Leven.

   10.4 Employment Agreement, dated as of September 18, 2000, by and between U.S. Franchise Systems, Inc. and Steven Romaniello.

   99.1 Exchange Agreement, dated as of September 18, 2000, by and among Meridian Associates, L.P., HSA Properties, Inc., Michael A. Leven, Andrea Leven, Jonathan Leven, Robert Leven, and Adam Leven.

   99.2 Aronson Agreement, dated as of September 18, 2000, among USFS Acquisition Co., Meridian Associates, L.P., and Neal K. Aronson.

   99.3 Press Release issued by U.S. Franchise Systems, Inc. on September 19, 2000 (incorporated by reference to the Schedule 14D-9 of U.S. Franchise Systems, Inc., filed with the Commission on September 19, 2000).

   99.4 Letter to Franchisees of U.S. Franchise Systems, Inc., dated September 19, 2000 (incorporated by reference to the Schedule 14D-9 of U.S. Franchise Systems, Inc. filed with the Commission on September 19, 2000).


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